EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

BORDERS GROUP, INC., et al.,1	Case No. 11-10614 (MG)

Debtors.	(Jointly Administered)

ORDER CONFIRMING FIRST AMENDED JOINT PLAN OF LIQUIDATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE
DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Borders Group, Inc., and its affiliated debtors, as debtors in possession (each a “Debtor” and, collectively, the “Debtors”), and the Official Committee of Unsecured Creditors (the “Committee” and, together with the Debtors, the “Plan Proponents”), having filed their First Amended Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors and the Official Committee of Unsecured Creditors dated November 10, 2011 (as amended, the “Plan”) [Docket No. 2110, Exhibit A],2 in accordance with section 1121 of title 11 of the United States Code (the “Bankruptcy Code”), and the Disclosure Statement for First Amended Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors and the Official Committee of Unsecured Creditors, dated as of November 10, 2011 (the “Disclosure Statement”) [Docket No. 2110]; and the Bankruptcy Court by its order dated November 14, 2011 (the “Disclosure Statement Order”) [Docket No. 2122], approving (i) the Disclosure Statement for dissemination and voting,

1
The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Borders Group, Inc. (4588); Borders International Services, Inc. (5075); Borders, Inc. (4285); Borders Direct, LLC (0084); Borders Properties, Inc. (7978); Borders Online, Inc. (8425); Borders Online, LLC (8996); and BGP (UK) Limited.

2	All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

(ii) procedures for the solicitation and tabulation of votes to accept or reject the Plan, (iii) deadlines for voting on, and objecting to, the Plan, and (iv) December 20, 2011 as the date for commencement of the hearing, pursuant to section 1129 of the Bankruptcy Code, to consider Confirmation of the Plan (the “Confirmation Hearing”); and the transmittal of materials to Holders of Claims, Equity Interests and other parties-in-interest; and an affidavit of service having been filed with respect to the service of the Solicitation Packages and the Notices of Non-Voting Status (as those terms are defined in the Disclosure Statement Order) [Docket No. 2195], and the notice of the Confirmation Hearing that was published in The New York Times on November 16, 2011; and all objections to the Confirmation of the Plan having been withdrawn, settled or otherwise overruled by the Court; and the Confirmation Hearing having been held on December 20, 2011, at which time the Court considered (i) Confirmation of the Plan, (ii) the establishment and administration of the Liquidating Trust (as defined in the Plan) and (iii) the fairness and appropriateness of substantively consolidating the Debtors’ chapter 11 estates for purposes of distribution; and notice of the Confirmation Hearing being deemed good and sufficient notice of any modifications made to the Plan; and upon the entire record of the Debtors’ Bankruptcy Cases, including, without limitation, the record made at the Confirmation Hearing; and after finding that due, sufficient and adequate notice of the Confirmation Hearing, the substantive consolidation of the Debtors’ estates and the settlements and compromises embodied in the Plan has been given to Holders of Claims, Equity Interests and to all other parties-in-interest herein; and after due deliberation, the Bankruptcy Court makes the following findings of fact and conclusions of law:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.          The Bankruptcy Court has jurisdiction over the Bankruptcy Cases pursuant to 28 U.S.C. §§ 157(a) and 1334(a).  Venue of these proceedings and the Bankruptcy Cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and thus this Bankruptcy Court has jurisdiction to enter a final order with respect thereto.

B.           Due, timely, sufficient and adequate notice of the Plan, any modifications of the Plan, the Confirmation Hearing, and the deadlines for voting on, and filing objections to, the Plan has been given to all known Holders of Claims, Equity Interests and other parties-in-interest in accordance with the procedures established by the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Bankruptcy Court and all other applicable laws, rules and regulations.

C.           The solicitation by the Debtors and the Committee of votes to accept or reject the Plan was proposed and conducted in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement Order and all other applicable provisions of the Bankruptcy Code and all other applicable laws, rules and regulations.

D.           The procedures by which the ballots were distributed to Holders of Claims against or Equity Interests in the Debtors in Class 3 under the Plan entitled to vote on the Plan and tabulated were fair and properly conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the local rules of this Bankruptcy Court, the Disclosure Statement Order and all other applicable laws, rules and regulations.

E.           As evidenced by the Declaration of Jeffrey S. Stein of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting with Respect to the First Amended Joint Plan Of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtors and the Official Committee of Unsecured Creditors, dated December 14, 2011 [Docket No. 2331] (the “Plan Vote Certification”), certifying the method and results of the ballot tabulation, General Unsecured Creditors in Class 3 have accepted the Plan.

F.           The classification scheme of Claims and Equity Interests in the Plan is reasonable and complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code.  Claims or Equity Interests in each particular Class are substantially similar to other Claims contained in such Class.

G.          Class 1 Priority Non-Tax Claims are not an Impaired Class under the Plan and, therefore, such Class is deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

H.          Class 2 Secured Claims are not an Impaired Class under the Plan and, therefore, such Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

I.            Holders of Claims or Equity Interests in Class 4 (Equity Interests) and Class 5 (Intercompany Claims) will receive no distributions or property under the Plan.  Accordingly, these Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

J.           As required by and in compliance with sections 1123(a)(1), (a)(2) and (a)(3) of the Bankruptcy Code, the Plan (i) identifies the Classes of Claims against the Debtors, (ii) specifies the Classes of Claims that are not impaired under the Plan as well as those that are impaired under the Plan, and (iii) specifies the treatment of each Class of Claims under the Plan.

K.          Consistent with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim in a particular Class, unless a holder of Claim has agreed with the Debtors to a less favorable treatment.

L.           As required by section 1123(a)(5) of the Bankruptcy Code, the Plan contemplates adequate means for its execution and implementation including, but not limited to, (i) the consolidation of the Debtors’ Bankruptcy Cases and (ii) the formation and administration of the Liquidating Trust for the purposes of liquidating the Debtors’ remaining assets, winding up their affairs and making distributions to Holders of Allowed Claims (defined herein).

M.         Article IV.B.3. of the Plan provides for the dissolution of the Debtors and therefore, section 1123(a)(6) of the Bankruptcy Code is inapplicable in these Bankruptcy Cases.

N.          Consistent with section 1123(a)(7) of the Bankruptcy Code, the Plan provides for Curtis R. Smith (the “Liquidating Trustee”), to become the Liquidating Trustee to administer the Liquidating Trust in accordance with the Liquidating Trust Agreement previously filed with Bankruptcy Court as Exhibit A to the Plan dated November 10, 2011.  The designation of Curtis R. Smith as Liquidating Trustee on and after the Effective Date is consistent with the interests of Holders of Claims and Equity Interests and public policy.

O.          Consistent with sections 1123(b)(1) and (b)(2) of the Bankruptcy Code, the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims, and provides for the rejection of each of the Debtors’ executory contracts and unexpired leases which have not been previously assumed or rejected pursuant to section 365 of the Bankruptcy Code by prior order of the Bankruptcy Court, as of the Effective Date of the Plan, and except as otherwise specified in this Confirmation Order.

P.           Consistent with section 1123(b)(3) of the Bankruptcy Code, the Plan provides for the Liquidating Trust to, among other things, (i) investigate and, if appropriate, pursue Trust Claims and Causes of Action, (ii) administer and liquidate the Liquidating Trust Assets, (iii) resolve all Disputed Claims and (iv) make all Distributions from the Liquidating Trust as provided for in the Plan and the Liquidating Trust Agreement.

Q.           As required by section 1129(a)(1) of the Bankruptcy Code, the Plan complies with all applicable provisions of the Bankruptcy Code.

R.           As required by section 1129(a)(2), the Debtors have complied with all of the applicable provisions of the Bankruptcy Code, including, without limitation, the disclosure and solicitation requirements of sections 1125 and 1126 of the Bankruptcy Code.  Except as provided for in the Disclosure Statement Order, the Debtors transmitted solicitation materials including ballots to the Holders of Claims in Class 3 entitled to vote on the Plan, and non-voting materials to the Holders of Claims or Equity Interests in Classes 1, 2, 4 and 5 only after the Bankruptcy Court approved the Disclosure Statement as containing adequate information.  Such materials were distributed in compliance with the requirements of the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules.

S.           As required by section 1129(a)(3), the Plan has been proposed in good faith and not by any means forbidden by law.  The Debtors’ objectives in proposing the Plan were for the valid business purpose of resolving disputes and satisfying, to the extent possible, the obligations of the Debtors.

T.           As required by section 1129(a)(4) of the Bankruptcy Code, any payment made or to be made by the Debtors for services or for costs and expenses in connection with these Bankruptcy Cases, or in connection with the Plan, other than those incurred in the ordinary course of business, has been approved by this Bankruptcy Court or is subject to the approval by this Bankruptcy Court as reasonable.

U.          In accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed the identity of Curtis R. Smith as the Liquidating Trustee and the sole shareholder, member, officer and director of the Liquidating Debtor from and after the Effective Date.

V.          Section 1129(a)(6) of the Bankruptcy Code is inapplicable because there is no governmental regulatory commission with jurisdiction over any rates charged by the Debtors.

W.         As required by section 1129(a)(7) of the Bankruptcy Code, with respect to each Impaired Class, each holder of a Claim of such Class has either accepted the Plan or will receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

X.          The requirements of section 1129(a)(8) of the Bankruptcy Code are satisfied with respect to Classes 1, 2 and 3 which have accepted the Plan.  Because Classes 4 and 5 will receive no distribution and retain no property under the Plan, they are deemed to have rejected the Plan.  Because the requirements of section 1129(a)(8) are not satisfied with respect to Classes 4 and 5, the Debtors have requested that the Court confirm the Plan under section 1129(b) as to those Classes.

Y.           Classes 4 and 5 consist of Equity Interests and Intercompany Claims, respectively.  The Plan is fair and equitable with respect to these Claims because no Class junior to Class 4 or 5 under the Plan will receive or retain any property under the Plan on account of such junior interest.  The Plan does not discriminate unfairly with respect to Holders of Claims and Equity Interests in Classes 4 and 5.

Z.           The Plan provides for the treatment of Allowed Administrative Claims and Allowed Priority Tax and Non-Tax Claims pursuant to sections 507(a) of the Bankruptcy Code, in accordance with section 1129(a)(9) of the Bankruptcy Code, except to the extent that the holder of a particular Claim has agreed in writing to a different treatment.

AA.       As required by section 1129(a)(10) of the Bankruptcy Code, and as demonstrated by the Plan Vote Certification, at least one impaired Class of Claims has accepted the Plan, determined without including any acceptance of the Plan by an insider.

BB.        The Plan is feasible.  The Debtors have demonstrated that, on and after the Effective Date, they will have the ability to meet their financial obligations under the Plan and liquidate their remaining assets in the ordinary course.  As required by section 1129(a)(11) of the Bankruptcy Code, Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors, except as contemplated by the Plan.

CC.        As required by section 1129(a)(12) of the Bankruptcy Code, all fees payable pursuant to 28 U.S.C. § 1930 as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid by the Debtors or the Liquidating Trust before or after the Effective Date.

DD.       Sections 1129(a)(13), (14), (15), and (16) are not applicable to the Debtors’ Bankruptcy Cases.

EE.         The substantive consolidation of the Debtors’ estates for purposes of distribution as provided for by Article IV of the Plan will facilitate the consummation and implementation of the Plan, is integral to the treatment provided to creditors under the Plan, will not prejudice any creditor of the estates and is appropriate under the circumstances.

FF.         The Plan is the only plan of reorganization or liquidation for the Debtors pending before this or any other court.

GG.        The primary purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, as amended (15 U.S.C. § 77e).

HH.       The Debtors have stated that they believe that conditions precedent of the Effective Date of the Plan, as set forth in Article VIII.B. of the Plan, will occur or be duly waived pursuant to Article VIII.C. of the Plan.

II.           The modifications of the Plan proposed by the Debtors prior to, at or in connection with the Confirmation Hearing (the “Plan Modifications”), as set forth in this Confirmation Order, have been reviewed by and are not objected to by any party in interest, or else any such objections have been withdrawn or overruled.  The Plan Modifications do not adversely change the treatment of the Holders of Claims against or Equity Interests in the Debtors.

JJ.          Finding that the Plan is confirmable based upon, inter alia, all of the foregoing Findings of Fact and Conclusions of Law, the Bankruptcy Court HEREBY ORDERS AND DIRECTS that:

CONFIRMATION OF PLAN

1.           The Plan and each of its provisions are hereby confirmed in accordance with sections 1129(a) and (b) of the Bankruptcy Code.

2.           In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan as amended by this Confirmation Order is deemed accepted by each holder of a Claim against the Debtors that voted to accept the Plan, without the need to re-solicit the votes of such creditors on the Plan as amended, and is deemed accepted by each holder of an unimpaired claim deemed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code.

SUBSTANTIVE CONSOLIDATION

3.           The substantive consolidation of the Debtors’ Bankruptcy Cases into a single case for purposes of distribution, Confirmation and consummation of the Plan is hereby approved in accordance with section 105(a) of the Bankruptcy Code, and on the Effective Date: (a) the assets and liabilities of the Debtors will be deemed to be the assets and liabilities of a single, consolidated entity, (b) each and every Claim filed or to be filed in the Bankruptcy Cases against any Debtor shall be considered filed against the consolidated Debtors and shall be considered one Claim against and obligation to the consolidated Debtors on and after the Effective Date, (c) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, are considered a single Claim against the Debtors and (d) all guaranties by any of the Debtors of the obligations of any Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors.

4.           Substantive consolidation of the Debtors, however, shall not (other than for purposes related to funding Distributions under the Plan) affect (a) the legal and organizational structure of the Debtors, (b) executory contracts or unexpired leases that were entered into during the Bankruptcy Cases or that have been or will be assumed or rejected, (c) any agreements entered into by the Liquidating Trust on the Effective Date and (d) the Debtors’ or the Liquidating Trust’s ability to subordinate or otherwise challenge Claims on an entity by entity basis.

5.           Notwithstanding anything to the contrary in this Confirmation Order or in the Plan, including provisions relating to substantive consolidation of the Debtors’ Estates, any party with an interest in real property that was leased to one of the Debtors that is (a) a Holder of an Allowed General Unsecured Claim against Debtor Borders, Inc. and (b) also a Holder of an Allowed General Unsecured Claim against Debtor Borders Group, Inc. that is either (i) scheduled by Borders Group, Inc. and not listed as disputed, contingent or unliquidated, or (ii) the subject of a timely filed Proof of Claim based on a valid written guaranty issued by Borders Group, Inc. (the “Lessor Guaranty Claim”), shall be deemed to hold, for purposes of a Distribution, an Allowed Class 3 General Unsecured Claim in an amount equal to 120% of the Allowed amount of such Holder’s General Unsecured Claim against Debtor Borders, Inc. and all Lessor Guaranty Claims against Borders Group, Inc. and/or any other Debtor entity shall be deemed waived, released and expunged; provided, however, that the foregoing is without prejudice to or waiver of any objection that the Estates may otherwise have against such Claims pursuant to the claims objection procedures in the Plan or under applicable law.

6.           Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under the Plan, the provisions of Article IV.A. of the Plan shall constitute a good faith compromise and settlement of any causes of action or disputes that could be brought by a Holder of a Claim asserting that such Claim would have received more favorable treatment had substantive consolidation not been effected.  This compromise and settlement is in the best interests of Holders of Claims and Equity Interests and is fair, equitable and reasonable.  The Plan is hereby approved as a settlement of all such causes of action and disputes.  Entry of this Confirmation Order constitutes the Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for hearing, and shall bar any such cause of action by any holder of a Claim or Interest with respect to the matters described in Article IV.A. of the Plan.

IMPLEMENTATION OF THE PLAN

7.           The Debtors, the Liquidating Trust, the Liquidating Trustee, their respective members, directors, officers, representatives and agents are hereby authorized to enter into, execute, deliver, file and/or implement any documents and instruments substantially consistent with or incidental to the Plan, and any amendments, supplements or modifications thereto as may be appropriate, and to take such other steps and perform such other acts as may be necessary, useful or appropriate to implement and effectuate the Plan and all other related instruments and documents and this Confirmation Order, and to satisfy all other conditions precedent to the implementation and effectiveness of the Plan.  The Liquidating Trustee is hereby authorized to make distributions and other payments in accordance with the Plan and the Liquidating Trust Agreement.  The signature of the Liquidating Trustee on any check issued by the Debtors or the Liquidating Trust in payment of Distributions or other amounts contemplated by the Plan shall be sufficient authorization for the drawee bank to honor such check, and no other signature shall be required.

8.           The Plan, the Liquidating Trust Agreement, all other agreements provided for under the Plan, and all transactions, documents, instruments and agreements referred to therein, contemplated thereunder or executed and delivered in connection therewith, and any amendments or modifications thereto in substantial conformity therewith are hereby approved, and the Debtors are authorized and directed to enter into and to perform such agreements according to their terms.

9.           On the Effective Date, Curtis R. Smith shall be appointed as the Liquidating Trustee.  The appointment of Curtis R. Smith is consistent with the interests of Holders of Claims against and Equity Interests in the Debtors and with public policy.

10.         Pursuant to section 1141(a) of the Bankruptcy Code, except as provided in section 1141(d)(3), from and after the Confirmation Date, the Plan shall be binding upon the Debtors, all Holders of Claims against and Equity Interests in the Debtors and any other party-in-interest in theses Bankruptcy Cases and their respective successors and assigns, regardless of whether the Claims or Equity Interests of such Holders or obligations of any party-in-interest (i) are in a Class that is impaired under the Plan, (ii) have accepted the Plan, or (iii) have filed a Proof of Claim in the Bankruptcy Cases.

11.         As provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, the Debtors will transfer and assign to the Liquidating Trust the Liquidating Trust Assets, which shall be deemed vested in the Liquidating Trust.  On and after the Effective Date, the Liquidating Trustee shall have discretion with respect to the timing of the transfers of Liquidating Trust Assets.  Any checks of the Debtors issued prior to the Effective Date that remain uncashed three (3) months after the Confirmation Date shall revert to the Liquidating Trust.  The Liquidating Trust will hold and administer, among other things, (i) Cash in bank account(s) and (ii) the Disputed Claims Reserve.

12.         All transfers of property by the Debtors to the Liquidating Trust (i) are or shall be legal, valid and effective transfers of property, (ii) vest or shall vest the Liquidating Trust with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or in this Confirmation Order, (iii) do not and shall not constitute voidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, (iv) shall be exempt from any transfer, sales, stamp or other similar tax (which exemption shall also apply to the transfers by the Liquidating Trust) and (v) do not and shall not subject the Liquidating Trustee or Holders of Claims to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

13.         The Retained Assets shall be retained by the Liquidating Debtor, unless and until the Liquidating Debtor receives written notice from both 2303202 Ontario Inc. and Indigo Books and Music, Inc., given in their respective sole discretion, instructing that the Retained Assets shall be transferred to the Liquidating Trust.  The Plan Proponents are authorized, in the notice of the Effective Date of the Plan, to confirm the election of whether the Retained Assets will be retained by the Liquidating Debtor, or whether the Retained Assets will be transferred to the Liquidating Trust.  On the Effective Date, the Retained Assets will vest in the Liquidating Debtor free and clear of all Claims, Equity Interests, liens, charges or other encumbrances, unless the election set forth in the prior sentence is exercised by the Plan Proponents pursuant to the aforementioned written instructions.  The following are and shall be deemed Retained Assets:  (i) the following agreements and all rights, obligations and privileges thereunder (a) the Amended and Restated Unanimous Shareholder Agreement, dated February 22, 2011, (b) the Joinder to Share Purchase Agreement, and (c) the Share Purchase Agreement, dated, November 8, 2011, and (ii) all of the Debtors’ rights, title and interest in Kobo Inc., including, but not limited to, common stock or ownership interests, any option, call, warrant or right to purchase, sell or subscribe for an ownership interest or other equity security in Kobo, Inc. and any redemption, conversion, exchange, voting, participation, dividend rights and liquidation preferences relating to such capital stock or other ownership interest.  For so long as any Retained Assets continue to be owned by the Liquidating Debtor, the Liquidating Debtor will continue to exist and the Liquidating Trustee on the Effective Date shall be appointed the sole shareholder, member, director and officer of the Liquidating Debtor by operation of this Confirmation Order.  The Liquidating Trustee is authorized, without the need for any further action or formality, which might otherwise be required under applicable non-bankruptcy laws, to dissolve the Liquidating Debtor effective upon the filing of the notice of the Effective Date (or upon the later transfer of the Retained Assets to either the Liquidating Trust pursuant to the foregoing conditions or to the Purchaser pursuant to the Bankruptcy Court’s order approving the sale of the Debtors’ interest in Kobo Inc.), or to merge the Liquidating Debtor into the Liquidating Trust.

14.         In accordance with section 1123(b) of the Bankruptcy Code and Articles IV.C. and VII.E. of the Plan, the Liquidating Trust shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any person or entity without the approval of the Bankruptcy Court (subject to the provisions of the Liquidating Trust Agreement, this Plan, the Confirmation Order, and any contract, instrument, release, indenture, or other agreement entered into in connection with the Plan).  The Liquidating Trust and the Liquidating Trustee or their successor(s) may pursue such retained claims, rights, Causes of Action, suits, or proceedings, as appropriate, in accordance with the best interests of the Liquidating Trust, the Liquidating Trustee or their successor(s) who hold such rights.

15.         As of the Effective Date, or as soon as practicable thereafter, and without the need for any further order of the Bankruptcy Court, action or formality which might otherwise be required under applicable non-bankruptcy laws, the Debtors (although the dissolution of the Liquidating Debtor will be determined by the Plan Proponents’ election as provide for in paragraph 13) shall be dissolved without the need for any filings with the Secretary of State or other governmental official in each Debtors’ respective state of incorporation.

16.         Pursuant to section 1146(c) of the Bankruptcy Code, neither (i) the issuance, transfer or exchange of any security under the Plan, nor the making or delivery of any Instrument of transfer, (ii) the revesting, transfer or sale of any real or personal property of the Debtors, whether by the Debtors or subsequently by or to the Liquidating Trust or the Liquidating Debtor, nor (iii) the making, delivery, creation, assignment, amendment or recording of any note or other obligation for the payment of money, any deed or other instrument of transfer, in connection with, or in furtherance of, the Plan shall be subject to any document recording tax, stamp tax, or other similar tax or governmental assessment.  Each and every recorder of deeds or similar official for any county, city or governmental unit in which any instrument under, in furtherance of, or in connection with the Plan, is to be recorded, is directed to accept for filing or recording this Confirmation Order and any and all such Instruments, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or other similar tax.

17.        Pursuant to the Plan, “Allowed Claim” shall be defined as:

 (a)        a Claim that has been Scheduled by a Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which such Debtor, Liquidating Trustee or any other party in interest has not timely Filed an objection in accordance with Article VII.A. of the Plan;

 (b)        a Claim (i) that has been allowed by a Final Order or (ii) that was (a) timely Filed and (b) as to which such Debtor, Liquidating Trustee or any other party in interest has not timely Filed an objection in accordance with Article VII.A. of the Plan;

(c)        a Claim that is allowed (i) in any stipulation with a Debtor concerning the amount and nature of such Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court upon proper notice to the Debtors and other parties in interest; (ii) in any stipulation with a Debtor concerning the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court or (iii) in any contract, instrument, indenture or other agreement entered into or assumed pursuant to the Plan;

(d)        a Claim relating to a rejected executory contract or unexpired lease (i) as to which such Debtor, Liquidating Trustee or any other party in interest has not timely Filed an objection in accordance with Article VII.A. of the Plan or  (ii) has been allowed by a Final Order, in either case only if a Proof of Claim has been timely Filed in accordance with Article V.B. of the Plan or has otherwise been deemed timely Filed under applicable law; or

(e)        a Claim that is allowed pursuant to the terms of the Plan; provided, however, unless otherwise specified herein, in the Plan or by order of the Bankruptcy Court, the term “Allowed Claim” shall not, for any purpose under the Plan, include interest, penalties, premiums or late charges on such Claim from and after the Petition Date.

18.         Pursuant to the Plan, “Secured” shall be defined as follows:  “when referring to a Claim: (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, in any event to the extent of the value of the Holder’s interest in the Estate’s interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code and including postpetition interest, if any, to which the Holder is entitled pursuant to section 506(b) of the Bankruptcy Code as may be determined pursuant to section 511(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.”

19.         Pursuant to section 350 of the Bankruptcy Code, the closing of the Bankruptcy Cases is hereby authorized.  Upon the Effective Date, the Bankruptcy Court will enter one or more order(s) directing the Clerk of the Bankruptcy Court to close such Chapter 11 Cases; provided, however, that the Bankruptcy Case of Borders Group, Inc. shall remain open until such time as the Liquidating Trustee files with the Bankruptcy Court such documents required by the Bankruptcy Rules and any applicable orders of the Bankruptcy Court to close such Bankruptcy Case.  Upon entry of the Confirmation Order, counsel for the Debtors shall submit proposed forms of orders to the Bankruptcy Court to enter on the docket of each individual Debtors’ Bankruptcy Case to close said Bankruptcy Cases effective on the Effective Date, except for the Bankruptcy Case of Borders Group, Inc.

20.         Nothing contained in the Plan or the Confirmation Order shall in any way operate to impair or have the effect of impairing, in any respect, the legal, equitable or contractual rights and defenses of the Debtors or Liberty Mutual Insurance Company and its affiliates (collectively, “Liberty”) arising under or relating to the insurance policies issued by Liberty to or on behalf of the Debtors and the agreements related to such policies (collectively with the polices, the “Liberty Agreements”), including, but not limited to, rights of setoff and recoupment or any rights in connection with any cash collateral held by Liberty or any letter of credit obtained for the benefit of Liberty.  Liberty and the Debtors acknowledge and agree that, as of the Effective Date, the Liquidating Trustee shall be deemed to have replaced the Debtors with respect to the Liberty Agreements and all of the Debtors’ obligations under and rights, title and interest in and to the Liberty Agreements shall be deemed transferred to the Liquidating Trust.

CAUSES OF ACTION

21.         The Debtors and, after the Effective Date, the Liquidating Trustee, on behalf of the Liquidating Trust, reserve the rights to pursue any and all Causes of Action not relinquished, released, compromised or settled in this Plan, or any Final Order, and the Debtors hereby reserve the rights of the Liquidating Trust and the Liquidating Trustee, on behalf of the Liquidating Trust, to pursue, administer, settle, litigate, enforce and liquidate consistent with the terms and conditions of the Plan and the Liquidating Trust Agreement such Causes of Action.  The Liquidating Trustee shall, pursuant to Section 1123 and all applicable law, have the requisite standing to prosecute, pursue, administer, settle, litigate, enforce and liquidate any and all Causes of Action.

22.         Except for Causes of Action against a Person or Entity expressly waived, relinquished, released, compromised or settled in this Plan, or any Final Order, (a) the Debtors (before the Effective Date) and the Liquidating Trustee, on behalf of the Liquidating Trust (after the Effective Date), expressly reserve all Causes of Action for later adjudication and, therefore, no preclusion doctrine or other rule of law, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a result of the Confirmation or Effective Date of the Plan, or this Confirmation Order, (b) all Causes of Action held by the Debtors’ Estates shall survive Confirmation of the Plan and the commencement and prosecution of any Causes of Action shall not be barred or limited by any estoppels (judicial, equitable or otherwise), (c) the Liquidating Trust and Liquidating Trustee’s right to commence and prosecute Causes of Action shall not be abridged, limited or altered in any manner by reason of Confirmation of the Plan, (d) no defendant party to any Cause of Action (including Avoidance Actions) shall be permitted or entitled to assert any defense based, in whole or in part, upon Confirmation of the Plan, and Confirmation of the Plan shall not have any res judicata or collateral estoppels or preclusive effect upon the commencement and prosecution of Causes of Action, and (e) the Debtors and the Liquidating Trustee, on behalf of the Liquidating Trust and any successors in interest thereto, expressly reserve the right to pursue or adopt any Causes of Action that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Person or Entity, including, without limitation, the plaintiffs and co-defendants in such lawsuits.

SETTLEMENTS AND RELEASES

23.         In consideration for the classification, distributions, releases, and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved pursuant to the Plan or relating to the contractual, legal, and subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Claim or Equity Interest, or any Distribution to be made on account of such Claim or Equity Interest.  The entry of this Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Equity Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Liquidating Trustee may compromise and settle Claims against the Debtors and their Estates and Trust Claims against other Entities.

24.         As of the Effective Date, the Debtors, their Estates and, the Liquidating Trust will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities whether direct or derivative, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Bankruptcy Cases, the Plan, or the Disclosure Statement, that could have been asserted at any time, past, present, or future, by or on behalf of the Debtors, or their Estates, against (a) each director, officer or employee employed by or serving the Debtors on and after the Petition Date, in its capacity as such, (b) financial advisor, restructuring advisor or attorney of the Debtors, in its capacity as such employed by or serving on and after the Petition Date and (c) the Committee, and each member, financial advisor, and attorney of the Committee, in its capacity as such; provided, however, that the foregoing and Article IX.D.1. of the Plan shall not affect the liability or release of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty; provided further, however, that the foregoing and Article IX.D.1. of the Plan shall not affect any liability of or release Michael Edwards or any Pershing Square Affiliates and shall not be a waiver of any defense, offset or objection to any Claim filed against the Debtors and their Estates by any Person.

25.         On the Effective Date, in consideration for the good and valuable consideration provided by the Releasing Parties, the adequacy of which is hereby confirmed, the Releasing Parties, to the maximum extent permissible under applicable law, discharge and release and shall be deemed to have provided a full discharge and release to each of the other Releasing Parties (and each of the other Releasing Parties shall be deemed fully released and discharged by the releasing parties) and their respective property from any and all claims, interests, obligations, debts, rights, suits, damages, remedies, causes of action, liabilities whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or non-contingent, existing as of the Effective Date in law, equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, arising from or related in any way to the Debtors, the transactions contemplated by the Plan, the Bankruptcy Cases, the purchase, sale or rescission of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the business or contractual arrangements between any of the Debtors and any of the other Releasing Parties, the restructuring of Claims and Equity Interests prior to or in the Bankruptcy Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Agency Agreements, the Liquidating Trust Agreement, or related agreements, instruments, or other documents related to the Bankruptcy Cases, or any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including those that any of the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or that any holder of a Claim or an Equity Interest or other Entity would have been legally entitled to assert on behalf of any of the Releasing Parties; provided, however, the foregoing and Article IX.D.2. of the Plan shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a final order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty; provided further, however, that the foregoing and Article IX.D.2. of the Plan shall not release any Causes of Action and/or Trust Claims (which for the avoidance of doubt includes, among other things, Avoidance Actions not released under the Plan) and shall not be a waiver of any Proof of Claim filed against any of the Debtors and their Estates by any Person or any defense, offset or objection to any claim filed against the Debtors and their Estates by any Person; provided further, however, that the foregoing and Article IX.D.2. of the Plan shall not affect any liability of Michael Edwards or any Pershing Square Affiliates.

26.         The Exculpated Parties shall neither have, nor incur, any liability to any Entity for any act taken or omitted to be taken in connection with, relating to, or arising out of, the Bankruptcy Cases, formulating, negotiating, soliciting, preparing, disseminating, implementing, confirming, or effecting the Consummation of the Plan, the Agency Agreements, the Disclosure Statement, the administration of the Plan or the property to be distributed under the Plan or related to the issuance, distribution, and/or sale of any security, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan through and including the Effective Date; provided, however, that the foregoing and Article IX.E. of the Plan shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of duty of loyalty.

27.         The discharge provided by Article IX.B. of the Plan shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover a Claim and Equity Interest against the Debtors’ assets and properties which are discharged hereby. Except as otherwise expressly provided in the Plan or in this Confirmation Order, all Persons who have held, hold, or may hold Claims against, or Equity Interests in, any of the Debtors’ assets or properties shall be permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any of the Debtors’ assets or properties on account of any such Claim or Equity Interest, and (c) creating, perfecting, or enforcing any encumbrance of any kind against any of the Debtors’ assets or properties on account of any such Claim or Equity Interest; provided, however, that nothing contained herein or in the Plan shall be construed to prevent any entity from defending against claims objections or collection actions whether by asserting a right of setoff, recoupment or otherwise permitted by law; provided further, however, that nothing in this Order or the Plan shall preclude lessors of non-residential real property leases from seeking Distributions on account of timely filed Claims relating to year-end reconciliations and/or adjustments that are billed after the Effective Date. The foregoing injunction shall follow the Debtors’ assets or properties upon any transfer (including, without limitation, to the Liquidating Trust).

28.         Except where such Causes of Action have been expressly released in the Confirmation Order and/or Plan, the Liquidating Trustee shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in any supplemental documents, and the Liquidating Trustee’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Liquidating Trustee may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Liquidating Trust Beneficiaries.  No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Liquidating Trustee, as applicable, will not pursue any and all available Causes of Action against them.  Except with respect to Causes of Action as to which the Debtors have released any Entity on or prior to the Effective Date, the Debtors or the Liquidating Trustee, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or in this Confirmation Order.  Unless any Causes of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Liquidating Trustee expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

29.         The exculpation and indemnity provisions of Article VI, Sections 6.4, 6.5 and 6.6 of the Liquidating Trust Agreement, subject to the express terms, conditions and limitations thereof, are hereby approved and confirmed in all respects and shall be enforceable for the benefit of the Liquidating Trustee.

30.         Notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude: (i) any claim or liability of the United States of America, its agencies, departments, or agents (collectively, the “United States”), other than a claim (as defined in section 101(5) of the Bankruptcy Code) against the Debtors that arose at the time of or before the Confirmation Order is approved by the Court or a claim against the estate of a kind specified in 11 U.S.C. §§ 348(d), 502(f), 502(g), 502(h) or 502(i); (ii) any liability to the United States that is not a “claim” within the meaning of section 101(5) of the Bankruptcy Code; (iii) any valid right of setoff or recoupment of the United States against any of the Debtors; or (iv) any liability of the Debtors under environmental law to any governmental unit as the owner or operator of property that such entity owns or operates after the Confirmation Date.

31.         Moreover, nothing in the Confirmation Order or the Plan shall release or exculpate any non-Debtor, including any non-Debtor Releasing Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the non-Debtor Releasing Parties, nor shall anything in this Confirmation Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against the non-Debtor Releasing Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under sections 524 and 1141 of the Bankruptcy Code.

32.         As to the United States, nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors are entitled under the Bankruptcy Code, if any.  The Plan and Confirmation Order shall bind the United States only to the extent that the United States is a creditor, as defined in 11 U.S.C. § 101(10).  The discharge, release and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action.  Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Liquidating Trust, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in this Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505.

33.         Nothing in the Confirmation Order or the Plan shall release or exculpate any of the Debtors’ corporate officers, principals or directors from any liability to the State of Michigan.

EXECUTORY CONTRACTS

34.         Pursuant to Article V.A.1. of the Plan, the executory contracts that are listed on the Revised Schedule of Executory Contracts to be Assumed Pursuant to Debtors’ First Amended Joint Plan of Liquidation [Docket No. 2360, Exhibit A] shall be assumed by the Debtors as of immediately prior to the Effective Date, and the entry of this Confirmation Order constitutes approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

35.         Pursuant to Article V.A.2. of the Plan, any executory contract or unexpired lease which has not expired by its own terms on or prior to the Effective Date, which has not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, or which the Debtors have obtained the authority to reject but have not rejected as of the Effective Date, or which is not the subject of a motion to assume the same pending as of the Effective Date, shall be deemed rejected by the Debtors on the Confirmation Date, and the entry of this Confirmation Order constitutes approval of such rejection pursuant to sections 365(e) and 1123(b)(2) of the Bankruptcy Code.

36.         Pursuant to Article V.B. of the Plan, proofs of all Claims arising out of the rejection of an executory contract or an unexpired lease pursuant to the Plan shall be filed with the Claims Agent and served upon the Liquidating Trust not later than thirty (30) days after notice of the occurrence of the Confirmation Date has been served.  Any such Claims covered by the preceding sentence and Article V.B. not filed within such time shall be forever barred from assertion against the Debtors, their Estates, the Liquidating Trust, and their respective properties and interests.

37.         Any obligations of the Debtors pursuant to their corporate charters and bylaws or agreements, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse, or limit the liability of any Covered Persons pursuant to the Debtors’ certificates of incorporation, bylaws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons’ service with, for, or on behalf of the Debtors prior to the Effective Date with respect to all present and future actions, suits, and proceedings relating to the Debtors shall continue as obligations of the Liquidating Trust, and shall, in any event, survive Confirmation of the Plan and except as set forth herein and in Article V.C. of the Plan, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date, provided, however, that all monetary obligations under this Confirmation Order and Article V.C. of the Plan shall be limited solely to available insurance coverage and neither the Liquidating Trust, the Liquidating Trustee nor any of its assets shall be liable for any such obligations.  Any Claim based on the Debtors’ obligations set forth in Article V of the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.  This provision for indemnification obligations shall not apply to or cover any Claims, suits or actions against a Covered Person that result in a final order determining that such Covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ADMINISTRATIVE CLAIMS, COMPENSATION OF PROFESSIONALS,
AND PRIORITY TAX CLAIMS

38.         On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the date on which such Administrative Claim becomes an Allowed Administrative Claim or as otherwise determined by the Debtors or Liquidating Trustee, as applicable, each Holder (other than a Professional) of an Allowed Administrative Claim shall receive, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, (a) Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim or (b) such other treatment as may be agreed upon in writing by such Holder and the Debtors or the Liquidating Trustee, as applicable; provided, however, that the Liquidating Trustee shall be authorized to pay Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business, in full, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, post-Confirmation.

39.         By order dated October 11, 2011, the Bankruptcy Court set November 21, 2011 at 5:00 p.m. (prevailing Eastern Time) as the deadline for all Holders of Administrative Claims (except for Professional Fees and Claims under section 503(b)(9) of the Bankruptcy Code) accruing on or after the Petition Date through and including October 21, 2011, to file proofs of such Administrative Claims with the Claims Agent.  If a Holder of an Administrative Claim (except for Professional Fees and Claims under section 503(b)(9) of the Bankruptcy Code) accruing on or after the Petition Date through and including October 21, 2011 failed to file a Proof of Claim by November 21, 2011 at 5:00 p.m. (prevailing Eastern Time), the Holder of such Administrative Claim is forever barred from asserting such Administrative Claim against a Debtor, an Estate, their respective successors or their respective property, and such Administrative Claim is deemed discharged and released as of the Effective Date.

40.         Pursuant to Article XII.Q. of the Plan, any Holder of an Administrative Claim (except for Professional Fees) accruing between October 22, 2011 and the Effective Date that is required to file a Proof of Claim for such Administrative Claim and that does not file a Proof of Claim for such Administrative Claim so as to be received by the Claims Agent by thirty (30) days after the Effective Date, shall be forever barred from asserting such Administrative Claim against a Debtor, an Estate, their respective successors or their respective property, and such Administrative Claim shall be deemed discharged and released as of the Effective Date.

41.         Objections to Administrative Claims (except for Professional Fees) must be filed and served on the requesting party by no later than sixty (60) days after the Effective Date.  Unless the Debtors or Liquidating Trustee, as applicable, or another party in interest objects to a Proof of Claim for an Administrative Claim within such time period (unless such time period is extended), such Administrative Claim shall be deemed Allowed in the amount asserted.  In the event that the Debtors, the Liquidating Trustee or another party in interest objects to a Proof of Claim for an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.

42.         Notwithstanding any other provision of the Plan concerning Administrative Claims, any Professional seeking an award by the Bankruptcy Court of an Allowed Administrative Claim on account of Professional Fees incurred from the Petition Date through and including the Effective Date (i) shall, no later than forty-five (45) days after the Effective Date, file a final application for allowance of compensation for services rendered and reimbursement of expenses incurred through and including the Effective Date and (ii) shall receive, as soon as reasonably practicable after such claim is Allowed, in full settlement, satisfaction and release of, and in exchange for, such Allowed Administrative Claim, Cash in an amount equal to the unpaid amount of such Allowed Administrative Claim in accordance with the Order relating to or allowing any such Administrative Claim.

43.         On, or as soon as reasonably practicable after (i) the Initial Distribution Date, if a Priority Tax Claim is an Allowed Priority Tax Claim as of the Effective Date or (ii) the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim against a Debtor shall receive, (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by such Holder and agreed to and paid by the Debtors or the Liquidating Trust, as applicable, provided that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date without any further notice to or action, order, or approval of the Bankruptcy Court or (3) at the sole discretion of the Debtors or Liquidating Trustee, as applicable, Cash paid by the Liquidating Trust in the aggregate amount of such Allowed Priority Tax Claim, payable in installment payments over a period not more than five years from the Petition Date with payment of interest at a fixed annual rate to be determined by the Bankruptcy Court, all in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.

44.         The Plan Proponents agree that if the Plan Proponents elect to pay the State of Michigan’s Priority Tax Claim through installment Cash payments, the applicable interest rate shall be 4.25% per annum.

45.         Upon the failure of the Debtors or the Liquidating Trustee to make any payments due under the Plan on account of an (a) Allowed Priority Tax Claim, (b) Allowed General Unsecured Claim or (c) Allowed Secured Claim, each solely if held by a taxing authority, and the failure to cure such default within thirty (30) days of receipt of written notice from the Holder thereof, such Holder (i) may seek appropriate relief from this Court and (ii) in the event that each of the Bankruptcy Cases has been closed, may exercise rights and remedies available under non-bankruptcy laws for the collection of its Claims.

RETENTION OF JURISDICTION, STANDING,
AND PRESERVATION OF CLAIMS

46.         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under or related to the Bankruptcy Cases for, among other things, the following purposes:

(a)          Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(b)         Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code, the Plan or the Liquidating Trust Agreement;

(c)          Resolve any matters related to: (i) the assumption, assignment, or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an executory contract or unexpired lease, cure obligations pursuant to section 365 of the Bankruptcy Code, or any other matter related to such executory contract or unexpired lease; (ii) any potential contractual obligation under any executory contract or unexpired lease that is assumed and/or assigned and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d)         Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e)          Adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)          Adjudicate, decide, or resolve any and all matters related to the Causes of Action and/or the Trust Claims;

(g)         Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement or the Liquidating Trust Agreement;

(h)         Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code, including a motion or application by the Liquidating Trustee to sell any assets;

(i)           Resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or the Liquidating Trust Agreement, or any Entity’s obligations incurred in connection with the Plan or the Liquidating Trust Agreement;

(j)           Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan or the Liquidating Trust Agreement;

(k)          Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, exculpations, and other provisions contained in Article IX of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(l)           Resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions;

(m)         Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(n)          Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Liquidating Trust Agreement or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Disclosure Statement or Liquidating Trust Agreement;

(o)          Adjudicate any and all disputes arising from or relating to Distributions under the Plan or any transactions contemplated therein;

(p)          Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(q)          Determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(r)           Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order or the Liquidating Trust Agreement, including disputes arising under agreements, documents, or instruments executed in connection with the Plan or the Liquidating Trust Agreement;

(s)          Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(t)           Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ release, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(u)          Enforce all orders previously entered by the Bankruptcy Court;

(v)          Hear any other matter not inconsistent with the Bankruptcy Code;

(w)         Enter an order concluding or closing the Bankruptcy Cases; and

(x)           Enforce the injunction, release, and exculpation provisions set forth in Article IX of the Plan.

GENERAL PROVISIONS

47.          The Plan is incorporated in full herein.  Failure specifically to include or refer to particular sections or provisions of the Plan or any related agreement in this Confirmation Order shall not diminish or impair the effectiveness of such sections or provisions, it being the intent of the Bankruptcy Court that the Plan be confirmed and such related agreements be approved in their entirety.

48.          The provisions of this Confirmation Order are non-severable and mutually dependent.

49.          To the extent of any inconsistency between the terms of the Plan and this Confirmation Order, the terms of this Confirmation Order shall govern.

Dated:	December 20, 2011
New York, New York
/s/ Martin Glenn
UNITED STATES BANKRUPTCY JUDGE